                                  EXHIBIT 23.3


                      Consent of PricewaterhouseCoopers LLP








                                 Exhibit 23.3-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Internet Pictures Corporation, of our report dated January 29, 1999, except as to Notes 5 and 6 for which the date is April 12, 1999 and as to Note 13 for which the date is July 2, 1999, relating to the consolidated financial statements which appears in the Interactive Pictures Corporation Registration Statement on Form S-1 (No. 333-78983).


/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP

Knoxville, Tennessee
March 24, 2000








                                 Exhibit 23.3-2